POWER OF ATTORNEY

Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:

Variable Annuities and Variable Life Insurance Policies

Separate Account (1940 Act File No.)	1933 Act File No(s). /Contract Name(s)

MFS Variable Account (811-02662)	002-73432

Nationwide Jefferson National VA Separate Account 1 (811-22994)	333-288440

Nationwide Multi-Flex Variable Account (811-03338)	033-23905, 002-75174

Nationwide Variable Account (811-02716)	002-58043, 333-80481, 333-176908
Nationwide Variable Account-II (811-03330)	002-75059, 033-67636, 033-60063, 333-103093, 333-103094,
333-103095, 333-104513, 333-104511, 333-104512,
333-104510, 333-151990, 333-105992, 333-147273,
333-147198, 333-160635, 333-164886, 333-168818,
333-177934, 333-177581, 333-177582, 333-177316,
333-177319, 333-177439, 3333-177441, 333-177729,
333-177731, 333-173349, 333-177938, 333-182494,
333-235382, 333-235383, 333-258296

Nationwide Variable Account-3 (811-05405)	033-18422

Nationwide Variable Account-4 (811-05701)	333-62692, 333-135650, 333-140812, 333-201820, 333-240010,

333-240009

Nationwide Variable Account-5 (811-08142)	033-71440, 333-267078, 333-272927

Nationwide Variable Account-6 (811-08684)	033-82370, 333-21909

Nationwide Variable Account-7 (811-08666)	033-82190, 033-82174, 033-89560

Nationwide Variable Account-8 (811-07357)	033-62637, 033-62659

Nationwide Variable Account-9 (811-08241)	333-28995, 333-52579, 333-56073, 333-53023, 333-79327,

333-69014, 333-75360

Nationwide Variable Account-10 (811-09407)	333-81701

Nationwide Variable Account-11 (811-10591)	333-74904, 333-74908

Nationwide Variable Account-12 (811-21099)	333-88612, 333-108894, 333-178057, 333-178059

Nationwide Variable Account-13 (811-21139)	333-91890

Nationwide Variable Account-14 (811-21205)	333-104339

Nationwide Variable Account-15 (811-23386)	333-227783, 333-227780

Nationwide VA Separate Account-A (811-05606)	033-22940

Nationwide VA Separate Account-B (811-06399)	033-86408

Nationwide VA Separate Account-C (811-07908)	033-66496

Nationwide VA Separate Account-D (811-10139)	333-45976

Nationwide VLI Separate Account (811-04399)	033-35698

Nationwide VLI Separate Account-2 (811-05311)	033-16999, 033-62795, 033-35783, 033-63179

Nationwide VLI Separate Account-3 (811-06140)	033-44296
Nationwide VLI Separate Account-4 (811-08301)	333-31725, 333-43671, 333-94037, 333-52615, 333-69160,

333-83010, 333-137202, 333-169879, 333-229640

Nationwide VLI Separate Account-5 (811-10143)	333-46338, 333-46412, 333-66572, 333-121881

Nationwide VLI Separate Account-6 (811-21398)	333-106908
Nationwide VLI Separate Account-7 (811-21610)	333-117998, 333-121879, 333-146649, 333-149295,

333-156020, 333-258039, 333-258035, 333-294550

Variable Annuities and Variable Life Insurance Policies

Separate Account (1940 Act File No.)	1933 Act File No(s). / Contract Name(s)

Nationwide VL Separate Account-C (811-08351)	333-43639

Nationwide VL Separate Account-D (811-08891)	333-59517
Nationwide VL Separate Account-G (811-21697)	333-121878, 333-140608, 333-146073, 333-146650,
333-149213, 333-155153, 333-215169, 333-215173,

333-223705, 333-253123, 333-272262, 333-280429

Nationwide Provident VA Separate Account 1 (811-07708)	333-164127, 333-164126
Nationwide Provident VLI Separate Account 1 (811-04460)	333-164180, 333-164117, 333-164178, 333-164179,
333-164119, 333-164120, 333-164115, 333-164118,

333-164116
Nationwide Provident VA Separate Account A (811-06484)	333-164131, 333-164130, 333-164132, 333-164129,

333-164128
Nationwide Provident VLI Separate Account A (811-08722)	333-164188, 333-164123, 333-164185, 333-164122,

333-164121

General Account Products

Insurance Company	1933 Act File No(s). / Contract Name(s)

Nationwide Life Insurance Company	333-271188, 333-289518, 333-289519, 333-289520

hereby constitute and appoint Craig A. Hawley, Steven A. Ginnan, Kush V. Kotecha, Holly R. Snyder, Michael Stobart, Paige L. Ryan, Shawn M. Parry, Jamie M. Ruff, Stephen M. Jackson, and Benjamin W. Mischnick and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 3rd day of April, 2026.

/s/ Craig A. Hawley	/s/ Timothy G. Frommeyer
CRAIG A. HAWLEY, Director and Officer	TIMOTHY G. FROMMEYER, Director and Officer

/s/ Steven A. Ginnan	/s/ Kush V. Kotecha
STEVEN A. GINNAN, Director and Officer	KUSH V. KOTECHA, Director and Officer

/s/ Holly R. Snyder	/s/ Kirt A. Walker
HOLLY R. SNYDER, Director and Officer	KIRT A. WALKER, Director

/s/ James D. Benson
JAMES D. BENSON, Officer